                                                          Exhibit 10(xxxiv)(b)

                            SECOND AMENDMENT OF LEASE

            Agreement, dated as of November 21, 1996, between WFP TOWER D CO. L.P., a New York limited partnership having an office at One Liberty Plaza, New York, New York 10006 ("Landlord"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a New York corporation having an office c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1219 ("Tenant").

                                   WITHNESSETH

      WHEREAS, WFC Tower D Company ("WFC"), the predecessor-in-interest of Landlord, and Merrill Lynch/WFC/L, Inc., the predecessor-in-interest of Tenant ("ML/WFC"), entered into an Agreement of Lease, dated as of February 26, 1988 ("Original Lease D"), covering certain premises more particularly described in Original Lease D, consisting of (i) the parcel of land known as Parcel D at the World Financial Center of Battery Park City, New York, New York, and (ii) the buildings and improvements constructed on said parcel of land (collectively, "Building D"), except for certain retail and parking space at Building D, a memorandum of which lease was recorded in the Office of the Register of the City of New York, County of New York, on March 9, 1988, in Reel 1375, at Page 1549; and

      WHEREAS, WFC and ML/WFC entered into an Amendment of Lease, dated as of September 29, 1988 (the "First Amendment"; Original Lease D, as modified by the First Amendment, is hereinafter referred to as "Lease D"), a memorandum of which amendment was recorded in the Office of the Register of the City of New York, County of New York, on May 12, 1995, in Reel 2206, at Page 2395; and

      WHEREAS, Landlord and Tenant now desire to further amend Lease D as more particularly set forth in this Agreement.

      NOW, THEREFORE, Landlord and Tenant agree as follows:

      1. Capitalized Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in Lease D.

      2. Modifications to Lease D. Effective as of the date this Agreement, Lease D is hereby modified as follows:

            (a) Section 1.13 of Original Lease D is deleted in its entirety and the following is inserted in its place:

                  "1.13 "Business Days" shall mean all days which are not a
            Saturday, Sunday or a day observed as a holiday by either the State of New York or the federal government."

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            (b) The term "limited liability company" is inserted after the word
      "association" in the third line of Section 1.96 of Original Lease D.

            (c) The clause "prime rates by Citibank, N.A., Manufacturers Hanover Trust Company and Chemical Bank" is deleted in the third and fourth lines of Section 1.105 of Original Lease D and the clause " base rate, prime rate or term of similar import by Citibank, N.A. and The Chase Manhattan Bank " is inserted in its place. The reference to "prime rates" on the fifth line of Section 1.107 of Original Lease D is replaced with the following: "base rate, prime rate or term of similar import."

            (d) Section 3.01(a)(i) of Original Lease D is deleted in its entirety and the following is inserted in its place:

                  "(i) during the period (x) beginning on the Commencement Date and ending on November 30, 1996, Forty Five Million Eight Hundred Forty-One Thousand Six Hundred Fourteen and 84/100 Dollars ($45,841,614.84), (y) during the period commencing December 1, 1996 and ending on November 30, 2001, Thirty Nine Million Four Hundred Thirteen Thousand Six Hundred Seventy and 48/100 Dollars ($39,413,670.48) and (z) during the period commencing on December 1, 2001, and ending on the day immediately preceding the fifteenth
            (15th) anniversary of the Commencement Date, Forty Five Million Eight Hundred Forty-One Thousand Six Hundred Fourteen and 84/100 Dollars ($45,841,614.84), as shown for each such period on "Exhibit I-1" annexed hereto and made a part hereof."

            (e) Article 6 of Original Lease D is amended by inserting on the twenty-third line thereof after the word "to" the words "and including."

            (f) The following is inserted at the end of Section 9.01(a) of Original Lease D:

            "In each case under this Section 9.01(a) in which the Rental payable by Tenant is required to be apportioned, the entire amount of Fixed Rent that was due and payable on the first day of the month in which such apportionment occurs shall be retained by Landlord, and Tenant shall pay to Landlord on the date of such apportionment an additional payment of Fixed Rent (in the abated amount described above) in respect of the month in which such apportionment occurs, appropriately prorated to the date of apportionment."

            (g) Section 9.01(e) of Original Lease D is amended by inserting the following sentence at the end thereof:

            "Any amount payable by Tenant under this Section 9.01(e) shall be due within 15 days after Tenant is given notice that the award has been so paid to Landlord or Secured Lender."

            (h) Sections 25.01(a) and (b) of Original Lease D are deleted in their entirety and the following is inserted in their place:


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                  "(a) If by Tenant or Merrill, (i) by personal delivery of the same to and receipted on behalf of Landlord or (ii) by mailing the same to Landlord by certified or registered mail, postage prepaid, return receipt requested, addressed to Landlord at One Liberty Plaza, New York, New York 10006, Attention: Chief Financial Officer, with a copy thereof by personal delivery or certified or registered mail as aforesaid to (x) Landlord at One Liberty Plaza, New York, New York 10006, Attention: Managing Attorney and (y) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Joshua Mermelstein, Esq., and/or to such other addressee(s) as Landlord may from time to time designate by Notice given to Tenant and Merrill by personal delivery of certified or registered mail as aforesaid, except that at no time shall Tenant and Merrill be required to give, in the aggregate, more than five
            (5) Notices or copies thereof.

                  (b) If by Landlord, (i) by personal delivery of the same to and receipted on behalf of Tenant and Merrill or (ii) by mailing the same to Tenant and Merrill by certified or registered mail, postage prepaid, return receipt requested, addressed to Tenant and Merrill at c/o Merrill Lynch & Co., Inc., Director, Corporate Real Estate, World Financial Center, 225 Liberty Street, 14th Floor, New York, New York 10080, Attention: H. Allen White, with a copy thereof by personal delivery or certified or registered mail as aforesaid to
            (w) Merrill Lynch & Co., Inc., Corporate Law Department, World Financial Center, 250 Vesey Street, 34th Floor, New York, New York 10281-1334, Attention: Phyllis Safer, Esq., and (x) Merrill Lynch & Co., Inc., World Financial Center, 225 Liberty Street, 12th Floor, New York, New York 10080-6105, Attention: Director, Headquarters Real Estate, (y) Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: James I. Black III, Esq., and/or (z) such other addressee(s) as Tenant and Merrill may from time to time designate by Notice given to Landlord by personal delivery of certified or registered mail as aforesaid, except that at no time shall Landlord be required to give, in the aggregate, more than five
            (5) Notices or copies thereof."

            (i) Exhibit "I-1" of Original Lease D is deleted in its entirety and Exhibit A annexed hereto is inserted in its place.

            (j) Exhibit "M" of Original Lease D is deleted in its entirety and Exhibit B annexed hereto is inserted in its place.

      3. Miscellaneous. (a) Except as specifically provided herein, nothing contained in this Agreement shall be deemed to modify in any respect the terms, provisions or conditions of Lease D, and such terms, provisions and conditions are hereby ratified and shall remain in full force and effect as modified hereby.

            (b) If there is any inconsistency between the terms of this Agreement and the terms of Lease D, the terms of this Agreement shall govern and be controlling.

            (c) This Agreement contains the sole and entire understanding and agreement of the parties with respect to its entire subject matter and all prior negotiations, discussions, representations, agreements, and understandings heretofore had among the parties with respect thereto are merged herein.

            (d) This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

            (e) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns under Lease D.

      4. Reaffirmation of Guaranty. By its execution of this Agreement, Merrill hereby confirms that its obligations under the Guaranty are hereby ratified and shall remain and continue in full force and effect with respect to Lease D, as modified by this Agreement.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

                  LANDLORD:     WFP TOWER D CO. L.P.

                                By:  WFP Tower D Co. G.P. Corp., general partner


                                       By: _____________________________________
                                            Name:
                                            Title:

                  TENANT:       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED


                                By:___________________________________
                                    Name:
                                    Title:

The undersigned agrees to be bound by the provisions of Section 4 of the foregoing
Agreement:

MERRILL LYNCH & CO., INC.


By:___________________________________
   Name:
   Title:


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                                    EXHIBIT A

                                  EXHIBIT "I-1"

[CALCULATIONS BASED ON A SUM OF $26,400,000 PLUS INTEREST AT THE RATE OF 9% PER ANNUM FOR THE PERIOD COMMENCING ON JULY 1, 1996 AND ENDING ON THE DATE OF EXECUTION, AMORTIZED OVER A PERIOD OF 5 YEARS USING AN ANNUAL DISCOUNT RATE (PAYABLE MONTHLY IN ADVANCE) OF 6.73%]


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                                    EXHIBIT B

                                    EXHIBIT M

[TO MATCH THE PRINCIPAL AMOUNT AND AMORTIZATION SCHEDULE OF THE REFINANCED SECURITIZED LOAN TO ENCUMBER TOWER D WHICH SHALL BE SELF AMORTIZING OVER ORIGINAL TERM OF LEASE D]


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